UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 21, 2006


                           Family Dollar Stores, Inc.
               (Exact name of registrant as specified in charter)



         Delaware                        1-6807                  56-0942963
(State or Other Jurisdiction           (Commission            (I.R.S. Employer
     of Incorporation)                 File Number)          Identification No.)



P.O. Box 1017, 10401 Monroe Road
Charlotte, North Carolina                                        28201-1017
(Address of Principal Executive Offices)                         (Zip Code)


       Registrant's telephone number, including area code: (704) 847-6961



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications  pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)
[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)
[ ] Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On March 21, 2006, Family Dollar Stores, Inc. (the "Company") and its subsidiary, Family Dollar, Inc., entered into the following agreements (collectively, the "Amendments"), each of which provide for the amendment of the definitions to "Consolidated EBITR" and "Leverage Ratio" to exclude certain effects arising from a jury verdict rendered in the Morgan, et. al. v. Family Dollar Stores, Inc. federal Fair Labor Standards Act collective action (the "Morgan Case"):

     (a) Fourth Amendment to Amended and Restated Credit Agreement dated as of May 31, 2001, between the Company and Family Dollar, Inc., as Borrower, and Bank of America, N.A. (the "Bank of America Agreement"), as amended by an Amendment dated as of May 29, 2003, a Second Amendment dated as of May 27, 2004, and a Third Amendment dated as of May 16, 2005.

     (b) Fourth Amendment to Credit Agreement dated as of August 7, 2001, between the Company and Family Dollar, Inc., as Borrower, and Wachovia Bank, National Association (formerly known as First Union National Bank) (the "Wachovia Agreement"), as amended by a First Amendment dated as of May 29, 2003, a Second Amendment dated as of May 27, 2004, and a Third Amendment dated as of May 16, 2005.

     The foregoing does not constitute a complete summary of the terms of the underlying credit agreements or any amendment thereto, and reference is made to the complete text of the Amendments which are attached hereto as Exhibits 10(a) and 10(b) respectively. Reference is also made to the underlying credit agreements, which in the case of the Bank of America Agreement, is available as
Exhibit 10 to the Company's Form 10-Q for the quarter ended June 2, 2001, and in the case of the Wachovia Agreement, is available as Exhibit 10(i) to the Company's Form 10-K for the year ended September 1, 2001.


Item 2.02. Results of Operations and Financial Condition.

     On March 23, 2006, the Company issued a news release (the "News Release") which reported earnings for the second quarter ended February 25, 2006, and other matters relating to the Company's plans, operations and financial condition.

     A copy of the News Release is attached hereto as Exhibit 99 and is incorporated herein by reference. It includes certain financial information, including net income, diluted earnings per share (historical and projected), and operating profit margin, not derived in accordance with GAAP. Specifically, a litigation charge associated with an adverse jury verdict rendered in the Morgan Case in the second quarter of fiscal 2006 is excluded from the non-GAAP financial measures. The Company believes that the information provided in the News Release is useful to investors as it indicates more clearly the Company's comparative year-to-year operating results by excluding non-operational activities that may not necessarily be relevant to understand the Company's current or future performance. In addition, this non-GAAP financial information is among the primary indicators that management uses to evaluate the Company's performance, allocate resources, set certain incentive compensation targets and forecast future periods.

     This information is intended to enhance an investor's overall understanding of the Company's past financial performance and prospects for the future and should be considered in addition to, not as a substitute for measures of the Company's financial performance prepared in accordance with GAAP. A reconciliation of these non-GAAP financial measures to GAAP is provided in the table entitled "Reconciliation of GAAP to Adjusted Net Income" attached to the News Release.

     The News Release is being furnished pursuant to Item 2.02 of this Current Report on Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor subject to the liabilities of such section.



Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.                          Document Description
-----------    -----------------------------------------------------------------
    10(a)      Fourth  Amendment  to  Amended  and  Restated  Credit  Agreement
               between the Company and Family Dollar, Inc., as Borrower, and Bank of America, N.A., dated as of March 21, 2006

    10(b) Fourth Amendment to Credit Agreement between the Company and Family Dollar, Inc., as Borrower, and Wachovia Bank, National Association, dated as of March 21, 2006

    99         News Release dated March 23, 2006




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          FAMILY DOLLAR STORES, INC.
                                      ----------------------------------
                                                (Registrant)



Date:   March 23, 2006                By: /s/ Janet G.  Kelley
                                          --------------------------------------
                                          Janet G. Kelley
                                          Senior Vice President-General Counsel

Exhibit Index


Exhibit No.                          Document Description
-----------    -----------------------------------------------------------------
    10(a)      Fourth  Amendment  to  Amended  and  Restated  Credit  Agreement
               between the Company and Family Dollar, Inc., as Borrower, and Bank of America, N.A., dated as of March 21, 2006

    10(b) Fourth Amendment to Credit Agreement between the Company and Family Dollar, Inc., as Borrower, and Wachovia Bank, National Association, dated as of March 21, 2006

    99         News Release dated March 23, 2006